Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       43,591,918
BANK OF AMERICA SECURITIES LLC              56-2058405       47,828,481
CITIGROUP, INC.                             52-1568099       38,822,420
BNP PARIBAS SECURITIES CORP.                13-3235334       43,315,682
JPMORGAN CHASE & CO.                        13-3224016       17,427,137
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        9,677,614
MORGAN STANLEY CO INCORPORATED              13-2665598       10,811,579
DEUTSCHE BANK SECURITIES, INC.              13-2730328        8,170,889
NOMURA                                      13-2642206        3,706,036
BARCLAYS CAPITAL INC.                       05-0346412        4,376,314






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       41,821,107
BANK OF AMERICA SECURITIES LLC              56-2058405       11,702,999
CITIGROUP, INC.                             52-1568099        8,569,984
BNP PARIBAS SECURITIES CORP.                13-3235334        2,052,580
JPMORGAN CHASE & CO.                        13-3224016       12,968,083
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       11,003,365
MORGAN STANLEY CO INCORPORATED              13-2665598        8,393,891
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,710,683
NOMURA                                      13-2642206        4,890,538
BARCLAYS CAPITAL INC.                       05-0346412        3,110,286




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    257,463,162 D. Total Sales: 125,727,663

                               SCREEN NUMBER : 12